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                                                         THACHER PROFFITT & WOOD
                                                            2 WORLD TRADE CENTER
                                                       NEW YORK, NEW YORK  10048


                               October 28, 1996


Big Foot Financial Corp.
1190 RFD
Long Grove, Illinois  60047

Ladies and Gentlemen:

    We have acted as special counsel to Big Foot Financial Corp., an Illinois corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, by the Corporation of an aggregate of 2,512,750 shares of Common Stock, par value $.01 per share (the "Shares"), of the Corporation, and the related preparation and filing by the Corporation with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"). In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Illinois. In rendering the opinions hereinafter set forth, as to matters governed by the laws of the State of Illinois, we have relied, without independent investigation, upon the opinion of Gomberg, Sharfman, Gold & Ostler, P.C., dated October 28, 1996, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion, our opinions are subject to the same qualifications, limitations, assumptions and exceptions set forth therein.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representations of the Corporation contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Corporation or public officials. We have assumed



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Big Foot Financial Corp.
October 28, 1996
Page 2



the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Corporation, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

    Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Plan of Conversion of Fairfield Savings Bank, F.S.B. (the "Bank"), will be validly issued and outstanding, fully paid and non-assessable.

    In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

    This opinion is given solely for the benefit of the Corporation and investors who purchase Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

    We consent to the filing of this opinion as an Exhibit to the Corporation's Registration Statement and to the Bank's Application for Conversion on Form AC (the "Form AC") and to the reference to our firm under the headings "The Conversion--Effects of Conversion--Tax Aspects" and "Legal Matters" in the prospectus which is part of such Registration Statement and to the reference to our firm in the Form AC.

                                  Very truly yours,

                                  THACHER PROFFITT & WOOD

                                  By /s/ Robert C. Azarow
                                     Robert C. Azarow




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               [LETTERHEAD OF GOMBERG, SHARFMAN, GOLD AND OSTLER, P.C.]




                                                 October 28, 1996


Thacher Proffitt & Wood
1500 K Street, N.W.
Washington, D.C. 20005

RE: Big Foot Financial Corp., an Illinois Corporation

Gentlemen:

    We have acted as special counsel to Big Foot Financial Corp., an Illinois corporation (the "Corporation"), in connection with the incorporation in the State of Illinois of the Corporation. Your firm is acting as special counsel for the Corporation in connection with the registration under the Securities Act of 1933, as amended, by the Corporation of an aggregate of 2,512,750 shares of Common Stock, par value $.01 per share (the "Shares"), of the Corporation, and the related preparation and filing by the Corporation with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"). In rendering the opinions set forth below, we do not express any opinion concerning law other than the corporate law of the State of Illinois.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representations of the Corporation contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Corporation or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Corporation, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

    Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Amended and Restated Plan of Conversion of Fairfield Savings Bank, F.S.B. (the "Bank"), will be validly issued and outstanding, fully paid and non-assessable.


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Thacher, Proffitt & Wood
October 28, 1996
Page 2



    In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction or any federal securities law.

    This opinion is given solely for the benefit of the Corporation and investors who purchase Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent. However, this opinion may be relied upon by Thacher Proffitt & Wood in regard to the effect of Illinois Corporate law on the transaction described above.

    We consent to the filing of this opinion as an Exhibit to the Corporation's Registration Statement and to the Bank's Application for Conversion on Form AC (the "Form AC") and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of such Registration Statement and to the reference to our firm in the Form AC.

    In the event that you have any questions in regard to this letter, please do not hesitate to contact the undersigned.

Very truly yours,

GOMBERG, SHARFMAN, GOLD AND OSTLER, P.C.

/s/ Gomberg, Sharfman, Gold and Ostler, P.C.